EXHIBIT 21.1
THE CHILDREN’S PLACE, INC.
SUBSIDIARIES OF THE COMPANY

The Children’s Place, Inc. has the following direct and indirect wholly-owned subsidiaries:
TCP (Gibraltar) Company Limited, a Gibraltar limited company

TCP Canada Holdings, LP, an Alberta limited partnership
TCP Canada, Inc., a Nova Scotia limited liability company
TCP Gibfin, LLC, a Delaware limited liability company

TCP Global Holdings, S.A R.L., a Luxembourg private limited liability company

TCP Global Sourcing Holdings, S.A R.L., a Luxembourg private limited liability company

TCP IH I LLC, a Delaware limited liability company
TCP IH II LLC, a Delaware limited liability company
TCP International Financing S.A R.L., a Luxembourg private limited liability company

TCP International Holdings, LP, an Alberta limited partnership
TCP International IP Holdings, LLC, a Delaware limited liability company

TCP International Product Holdings, LLC, a Delaware limited liability company

TCP Investment Canada I Corp., a Nova Scotia unlimited liability company
TCP Investment Canada II Corp., a Nova Scotia unlimited liability company
TCP Retail Holdings Limited, a Hong Kong corporation
TCP Worldwide Holdings Limited, a Hong Kong corporation
The Children’s Place (Barbados) Inc., a Barbados corporation
The Children’s Place (Canada), LP, an Ontario limited partnership
The Children’s Place (Hong Kong) Limited, a Hong Kong corporation
The Children’s Place Bangladesh Limited, a private company incorporated under the laws of Bangladesh
The Children’s Place Canada Holdings, Inc., a Delaware corporation
The Children’s Place India Private Limited, a private company incorporated under the laws of India
The Children’s Place International, LLC, a Virginia limited liability company
The Children’s Place Mauritius Holdings Limited, a company incorporated under the laws of the Republic of Mauritius
The Children’s Place Services Company, LLC, a Delaware limited liability company

The Children's Place Asia Holdings Limited, a Hong Kong corporation
The Children's Place Hong Kong Holdings Limited, a Hong Kong corporation
The Children's Place Trading (Shanghai) Co., Ltd., a wholly foreign owned Shanghai trading company incorporated under the laws of the People's Republic of China
The Children's Place Apparel Trading (Shanghai) Limited Company, a wholly foreign owned Shanghai trading company incorporated under the laws of the People's Republic of China
thechildrensplace.com, inc. a Delaware corporation
Twin Brook Insurance Company, Inc., an inactive New York insurance captive corporation